FOR IMMEDIATE RELEASE

Ciena Reports Fiscal Second Quarter 2014 Financial Results

Delivers 10% year-over-year revenue growth and 6% adjusted operating margin

Diversifying business drives continued growth and differentiated performance

HANOVER, Md. - June 5, 2014 - Ciena® Corporation (NYSE: CIEN), the network specialist, today announced unaudited financial results for its fiscal second quarter ended April 30, 2014.

For the fiscal second quarter 2014, Ciena reported revenue of $560.0 million as compared to $507.7 million for the fiscal second quarter 2013.

On the basis of generally accepted accounting principles (GAAP), Ciena's net loss for the fiscal second quarter 2014 was $(10.2) million, or $(0.10) per common share, which compares to a GAAP net loss of $(27.1) million, or $(0.27) per common share, for the fiscal second quarter 2013.

Ciena's adjusted (non-GAAP) net income for the fiscal second quarter 2014 was $19.4 million, or $0.17 per diluted common share, which compares to an adjusted (non-GAAP) net income of $2.2 million, or $0.02 per diluted common share, for the fiscal second quarter 2013.

“As a direct result of our expanding role and reach in the industry, we delivered strong financial results in both our second quarter and first half of fiscal 2014, including continued revenue growth and increased operating leverage,” said Gary B. Smith, president and CEO, Ciena. “As the shift continues toward on-demand networking models and as we continue to diversify our business, we expect to deliver steadily improving financial performance, including performance in the second half of the year that is stronger than the first half.”

Fiscal Second Quarter 2014 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to prior periods, including sequential quarter and year-over-year changes. A reconciliation between the GAAP and adjusted (non-GAAP) measures contained in this release is included in Appendix A.

	GAAP Results
	Q2	Q1	Q2	Period Change
	FY 2014	FY 2014	FY 2013	Q-T-Q*	Y-T-Y*
Revenue	$560.0	$533.7	$507.7	4.9%	10.3%
Gross margin	42.4%	42.3%	41.3%	0.1%	1.1%
Operating expense	$230.5	$222.5	$220.1	3.6%	4.7%
Operating margin	1.3%	0.6%	(2.1)%	0.7%	3.4%

	Non-GAAP Results
	Q2	Q1	Q2	Period Change
	FY 2014	FY 2014	FY 2013	Q-T-Q*	Y-T-Y*
Revenue	$560.0	$533.7	$507.7	4.9%	10.3%
Adj. gross margin	43.1%	43.4%	42.5%	(0.3)%	0.6%
Adj. operating expense	$206.3	$199.8	$197.4	3.3%	4.5%
Adj. operating margin	6.2%	5.9%	3.7%	0.3%	2.5%

	Revenue by Segment
	Q2 FY 2014		Q1 FY 2014		Q2 FY 2013
	Revenue	%	Revenue	%	Revenue	%
Converged Packet Optical	$356.8	63.7	$333.4	62.5	$294.3	57.9
Packet Networking	66.5	11.9	51.7	9.7	54.2	10.7
Optical Transport	29.6	5.3	40.1	7.5	57.4	11.3
Software and Services	107.1	19.1	108.5	20.3	101.8	20.1
Total	$560.0	100.0	$533.7	100.0	$507.7	100.0

* Denotes % change, or in the case of margin, absolute change

Additional Performance Metrics for Fiscal Second Quarter 2014

•	Non-U.S. customers contributed 42% of total revenue

•	One customer accounted for greater than 10% of revenue and represented 21.5% of total revenue

•	Cash and investments totaled $430.2 million

•	Cash flow from operations totaled $2.0 million

•	Average days' sales outstanding (DSOs) were 83

•	Accounts receivable balance was $515.0 million

•	Inventories totaled $294.0 million, including:

◦	Raw materials: $56.7 million

◦	Work in process: $7.9 million

◦	Finished goods: $181.0 million

◦	Deferred cost of sales: $95.9 million

◦	Reserve for excess and obsolescence: $(47.5) million

•	Product inventory turns were 3.5

•	Headcount totaled 4,998

Business Outlook for Fiscal Third Quarter 2014
Statements relating to business outlook are forward-looking in nature and actual results may differ materially. These statements should be read in the context of the Notes to Investors below.

Ciena expects fiscal third quarter 2014 financial performance to include:

•	Revenue in the range of $585 to $615 million

•	Adjusted (non-GAAP) gross margin in the low to mid 40s percent range

•	Adjusted (non-GAAP) operating expense to be approximately $210 million range

Live Web Broadcast of Unaudited Fiscal Second Quarter 2014 Results
Ciena will host a discussion of its unaudited fiscal second quarter 2014 results with investors and financial analysts today, Thursday, June 5, 2014 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via Ciena's homepage at www.ciena.com. An archived transcript of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena's website at www.ciena.com/investors.

To accompany its live broadcast, Ciena has posted to the Investor Relations page of its website at www.ciena.com/investors a presentation that includes certain highlighted information to be discussed on the call and certain historical results of operations.

Notes to Investors

Forward-looking statements. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include Ciena's "Business Outlook for Fiscal Third Quarter of 2014" as well as: "Diversifying business drives continued growth and differentiated performance"; “As a direct result of our expanding role and reach in the industry, we delivered strong financial results in both our second quarter and first half of fiscal 2014, including continued revenue growth and increased operating leverage.”; “As the shift continues toward on-demand networking models and as we continue to diversify our business, we expect to deliver steadily improving financial performance, including performance in the second half of the year that is stronger than the first half.”

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; changes in network spending or network strategy by large communication service providers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions and the level of success relating to efforts to optimize Ciena's operations; changes in foreign currency exchange rates affecting revenue and operating expense; and the other risk factors disclosed in Ciena's Report on Form 10-Q, which Ciena filed with the Securities and Exchange Commission on March 7, 2014. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income (loss) from operations, net income (loss) and net income (loss) per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release,

Appendix A to this press release sets forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is the network specialist. We collaborate with customers worldwide to unlock the strategic potential of their networks and fundamentally change the way they perform and compete. Ciena leverages its deep expertise in packet and optical networking and distributed software automation to deliver solutions in alignment with its OPn architecture for next-generation networks. We enable a high-scale, programmable infrastructure that can be controlled and adapted by network-level applications, and provide open interfaces to coordinate computing, storage and network resources in a unified, virtualized environment. For updates on Ciena news, follow us on Twitter @Ciena or on LinkedIn at http://www.linkedin.com/company/ciena. Investors are encouraged to review the Investors section of our website at www.ciena.com/investors, where we routinely post press releases, SEC filings, recent news, financial results, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended April 30,		Six Months Ended April 30,
	2013	2014	2013	2014
Revenue:
Products	$413,217	$460,821	$766,274	$893,762
Services	94,495	99,240	194,531	200,002
Total revenue	507,712	560,061	960,805	1,093,764
Cost of goods sold:
Products	239,441	257,632	435,962	502,848
Services	58,758	64,738	119,535	127,374
Total cost of goods sold	298,199	322,370	555,497	630,222
Gross profit	209,513	237,691	405,308	463,542
Operating expenses:
Research and development	100,787	103,492	189,912	204,989
Selling and marketing	74,475	83,662	141,063	162,010
General and administrative	30,883	31,882	59,091	61,979
Amortization of intangible assets	12,439	11,493	24,892	23,932
Restructuring costs	1,509	—	6,539	115
Total operating expenses	220,093	230,529	421,497	453,025
Income (loss) from operations	(10,580)	7,162	(16,189)	10,517
Interest and other income (loss), net	(2,716)	(1,905)	(2,853)	(7,903)
Interest expense	(11,392)	(11,020)	(22,124)	(22,048)
Loss on extinguishment of debt	—	—	(28,630)	—
Loss before income taxes	(24,688)	(5,763)	(69,796)	(19,434)
Provision for income taxes	2,391	4,395	4,607	6,660
Net loss	$(27,079)	$(10,158)	$(74,403)	$(26,094)
Basic net loss per common share	$(0.27)	$(0.10)	$(0.73)	$(0.25)
Diluted net loss per potential common share	$(0.27)	$(0.10)	$(0.73)	$(0.25)
Weighted average basic common shares outstanding	101,913	105,451	101,560	104,977
Weighted average dilutive potential common shares outstanding	101,913	105,451	101,560	104,977

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	October 31, 2013	April 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$346,487	$325,083
Short-term investments	124,979	90,049
Accounts receivable, net	488,578	514,973
Inventories	249,103	293,952
Prepaid expenses and other	186,655	207,279
Total current assets	1,395,802	1,431,336
Long-term investments	15,031	15,042
Equipment, furniture and fixtures, net	119,729	119,876
Other intangible assets, net	185,828	155,117
Other long-term assets	86,380	74,093
Total assets	$1,802,770	$1,795,464
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$254,849	$229,498
Accrued liabilities	271,656	254,436
Deferred revenue	88,550	118,473
Convertible notes payable	—	187,647
Total current liabilities	615,055	790,054
Long-term deferred revenue	23,620	23,820
Other long-term obligations	34,753	35,789
Long-term convertible notes payable	1,212,019	1,026,641
Total liabilities	$1,885,447	$1,876,304
Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 103,705,709 and 105,584,958 shares issued and outstanding	1,037	1,056
Additional paid-in capital	5,893,880	5,926,276
Accumulated other comprehensive loss	(7,774)	(12,258)
Accumulated deficit	(5,969,820)	(5,995,914)
Total stockholders’ equity (deficit)	(82,677)	(80,840)
Total liabilities and stockholders’ equity (deficit)	$1,802,770	$1,795,464

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended April 30,
	2013	2014
Cash flows used in operating activities:
Net loss	$(74,403)	$(26,094)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on extinguishment of debt	28,630	—
Depreciation of equipment, furniture and fixtures, and amortization of leasehold improvements	28,857	27,143
Share-based compensation costs	18,147	23,443
Amortization of intangible assets	35,661	30,712
Provision for inventory excess and obsolescence	9,027	12,972
Provision for warranty	11,060	12,424
Other	5,068	10,164
Changes in assets and liabilities:
Accounts receivable	(76,526)	(27,548)
Inventories	2,975	(57,821)
Prepaid expenses and other	(33,969)	(19,054)
Accounts payable, accruals and other obligations	24,805	(51,631)
Deferred revenue	19,799	30,123
Net cash used in operating activities	(869)	(35,167)
Cash flows provided by (used in) investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(21,496)	(26,485)
Restricted cash	1,679	1,912
Purchase of available for sale securities	(99,914)	(95,033)
Proceeds from maturities of available for sale securities	50,000	130,000
Settlement of foreign currency forward contracts, net	—	(4,029)
Net cash provided by (used in) investing activities	(69,731)	6,365
Cash flows from financing activities:
Payment of long term debt	(216,210)	—
Payment for debt and equity issuance costs	(3,661)	—
Payment of capital lease obligations	(1,427)	(1,520)
Proceeds from issuance of common stock	5,955	8,970
Net cash provided by (used in) financing activities	(215,343)	7,450
Effect of exchange rate changes on cash and cash equivalents	(3)	(52)
Net decrease in cash and cash equivalents	(285,943)	(21,352)
Cash and cash equivalents at beginning of period	642,444	346,487
Cash and cash equivalents at end of period	$356,498	$325,083
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$15,720	$17,047
Cash paid during the period for income taxes, net	$5,136	$7,221
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$3,006	$4,799
Fixed assets acquired under capital leases	$1,286	$—

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measurements

	Quarter Ended
	April 30,
	2013	2014
Gross Profit Reconciliation
GAAP gross profit	$209,513	$237,691
Share-based compensation-products	686	741
Share-based compensation-services	435	568
Amortization of intangible assets	5,384	2,328
Total adjustments related to gross profit	6,505	3,637
Adjusted (non-GAAP) gross profit	$216,018	$241,328
Adjusted (non-GAAP) gross profit percentage	42.5%	43.1%

Operating Expense Reconciliation
GAAP operating expense	$220,093	$230,529
Share-based compensation-research and development	2,204	2,782
Share-based compensation-sales and marketing	3,382	4,246
Share-based compensation-general and administrative	3,144	3,661
Amortization of intangible assets	12,439	11,493
Restructuring costs	1,509	—
Settlement of patent litigation	—	2,000
Total adjustments related to operating expense	22,678	24,182
Adjusted (non-GAAP) operating expense	$197,415	$206,347

Income (Loss) from Operations Reconciliation
GAAP income (loss) from operations	$(10,580)	$7,162
Total adjustments related to gross profit	6,505	3,637
Total adjustments related to operating expense	22,678	24,182
Adjusted (non-GAAP) income from operations	$18,603	34,981
Adjusted (non-GAAP) operating margin percentage	3.7%	6.2%

Net Income (Loss) Reconciliation
GAAP net loss	$(27,079)	$(10,158)
Total adjustments related to gross profit	6,505	3,637
Total adjustments related to operating expense	22,678	24,182
Non-cash interest expense	247	302
Change in fair value of embedded redemption feature	(120)	1,460
Adjusted (non-GAAP) net income	$2,231	$19,423

Weighted average basic common shares outstanding	101,913	105,451
Weighted average dilutive potential common shares outstanding [1]	103,165	120,628

Net Income (Loss) per Common Share
GAAP diluted net loss per common share	$(0.27)	$(0.10)
Adjusted (non-GAAP) diluted net income per common share [2]	$0.02	$0.17

1.
Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the second quarter of fiscal 2013 includes 1.3 million shares underlying certain stock options and restricted stock units.

Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the second quarter of fiscal 2014 includes 2.1 million shares underlying certain stock options and restricted stock units, and 13.1 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017.

2.
The calculation of Adjusted (non-GAAP) diluted net income per common share for the second quarter of fiscal 2014 requires adding back interest expense of approximately $1.4 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.

* * *

The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:

•	Share-based compensation expense - a non-cash expense incurred in accordance with share-based compensation accounting guidance.

•
Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.

•	Restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities.

•	Settlement of patent litigation - included in general and administrative expense during the second quarter of fiscal 2014 is a $2.0 million patent litigation settlement.

•
Non-cash interest expense - a non-cash debt discount expense amortized as interest expense during the term of Ciena's 4.0% senior convertible notes due December 15, 2020 relating to the required separate accounting of the equity component of these convertible notes.

•
Change in fair value of embedded redemption feature - a non-cash unrealized gain or loss reflective of a mark to market fair value adjustment of an embedded derivative related to the redemption feature of Ciena's outstanding 4.0% senior convertible notes due March 15, 2015.